Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 29, 2013

between

FIRST AMERICAN FINANCIAL CORPORATION,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

4.30% Senior Notes due 2023

-i-

THIS FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of January 29, 2013, between FIRST AMERICAN FINANCIAL CORPORATION, a Delaware corporation (“Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America, as Trustee (“Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of January 24, 2013 (the “Original Indenture” and, as hereby supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Securities to be designated as the “4.30% Senior Notes due 2023” (herein referred to as the “2023 Notes”), the form and substance of the 2023 Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, Section 9.01(iv) of the Original Indenture provides that the Company and the Trustee may provide for the issuance of additional Securities in accordance with the Original Indenture;

WHEREAS, Section 2.03 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in a supplemental indenture to the Original Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

1.01 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

1.02 Additional Definitions. For all purposes of this Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified below or in the Original Indenture, as the case may be.

“Adjusted Treasury Rate” means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the 2023 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2023 Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2023 Notes, or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the 2023 Notes.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Covered Subsidiaries” means, as of any date of determination, any Subsidiary of the Company, the consolidated total assets of which, as of the last day of the most recent fiscal quarter of the Company for which a consolidated balance sheet of the Company and its Subsidiaries is internally available and has been prepared in accordance with GAAP, constitute at least 15% of the Company’s total consolidated assets, and any successor to any such Subsidiary whose consolidated total assets likewise satisfy such requirement; provided, however, that (i) Covered Subsidiaries shall in no event include any Subsidiary of the Company that is not itself an insurance company or the direct or indirect owner of one or more subsidiaries that is an insurance company and (ii) consolidated total assets shall be calculated giving pro forma effect to any material (as determined in good faith by the chief financial officer of the Company) asset acquisition or disposition by the Company and its Subsidiaries occurring after the end of the most recently completed fiscal quarter for which a consolidated balance sheet of the Company and its Subsidiaries is internally available, and on or prior to the date of determination (as if such acquisition or disposition occurred at the end of such completed fiscal quarter).

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as an “Independent Investment Banker”.

“Interest Payment Dates” means February 1 and August 1 of each year, or if any such day is not a Business Day, the next succeeding Business Day, until maturity, beginning on August 1, 2013.

“Maturity Date” has the meaning set forth in Section 2.03 hereof.

“Note Registrar” means U.S. Bank National Association, hereby appointed as an agency of the Company in accordance with Section 2.05 of the Original Indenture.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and three Primary Treasury Dealers to be selected by the Company and its respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a primary U.S. governmental securities dealer (a “Primary Treasury Dealer”), the Company (or its successor) will substitute for it another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker and the Trustee at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“2023 Notes” has the meaning set forth in the second paragraph of the Recitals hereof.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

ARTICLE TWO

The Series of Notes

2.01 Title of the Notes. The 2023 Notes shall be designated as the “4.30% Senior Notes due 2023.”

2.02 No Limitation on Aggregate Principal Amount. There shall be no limitation on the aggregate principal amount of 2023 Notes that may be outstanding.

2.03 Stated Maturity. The stated maturity of the 2023 Notes shall be February 1, 2023 (the “Maturity Date”).

2.04 Interest and Interest Rate.

(a) The 2023 Notes shall bear interest at the rate of 4.30% per annum, from and including their Original Issue Date of January 29, 2013, or from the most recent Interest Payment Date on which interest has been paid or provided for, but excluding, the Maturity Date. Such interest shall be payable semiannually in arrears, on the Interest Payment Dates. Interest on the 2023 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest accrued on the 2023 Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date.

(b) The interest so payable on any Interest Payment Date shall be paid to the Persons in whose names the 2023 Notes are registered at the close of business on the record date for such Interest Payment Date, being the immediately preceding January 15 and July 15, as the case may be.

2.05 Place of Payment. The place or places where the principal of and interest on the 2023 Notes shall be payable is the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, and any other place or places designated by the Company pursuant to the Indenture, provided that while the 2023 Notes are represented by one or more Registered Global Securities registered in the name of the Depositary, or its nominee, the Company will cause payments of principal and interest on such Registered Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by the Depositary or its nominee, and otherwise in accordance with such agreements, regulations or procedures.

2.06 Place of Registration or Exchange. Notices and Demands With Respect to the 2023 Notes. The place where the Holders of the 2023 Notes may present the 2023 Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the 2023 Notes shall be the Corporate Trust Office of the Trustee.

2.07 Global Notes.

(a) 2023 Notes shall be issuable in whole or in part in the form of one or more Global Notes in definitive, full registered, book-entry form, without interest coupons. The Global Note shall be deposited on its Original Issue Date with, or on behalf of, the Depositary.

(b) The Depository Trust Company shall initially serve as Depositary with respect to the Global Note. Such Global Note shall bear the legend set forth in the form of Note attached as Exhibit A.

2.08 Form of Securities. The Global Note shall be substantially in the form attached as Exhibit A.

2.09 Note Registrar. The Trustee shall initially serve as the Note Registrar for the 2023 Notes.

2.10 Mandatory Redemption; Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any 2023 Notes pursuant to any mandatory redemption, sinking fund or analogous requirement.

ARTICLE THREE

Optional Redemption of the 2023 Notes

3.01 Redemption Price. The Company shall have the right to redeem the 2023 Notes, at its option, at any time and from time to time in whole, or from time to time in part, at a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2023 Notes to be redeemed; or

(b) the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 Notes to be redeemed (exclusive of the interest accrued to the date of redemption) computed by discounting such payments to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of 37.5 basis points plus the Adjusted Treasury Rate on the third Business Day prior to the redemption date, as calculated by an Independent Investment Banker, plus, in each case, unpaid interest that has accrued to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

ARTICLE FOUR

Covenants

4.01 Restrictions on Liens. Article Four of the Original Indenture shall be amended by adding the following new Section 4.09 thereto as set forth below for the benefit of the Holders of the 2023 Notes but no other series of Securities under the Original Indenture, whether now or hereafter issued and outstanding (except as may be provided in a future supplemental indenture to the Original Indenture):

“Section 4.09 Restrictions on Liens.

(a) The Company will not, nor will it permit any Covered Subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness for Borrowed Money secured by a Lien on Voting Stock of any Covered Subsidiary unless the 2023 Notes then outstanding are secured by such Lien equally and ratably with (or prior to) such Indebtedness for Borrowed Money, for so long as such other Indebtedness for Borrowed Money is so secured. This restriction will not apply to Indebtedness for Borrowed Money secured by:

(1)	Liens on the Voting Stock of a Person existing at the time such Person becomes a Subsidiary of the Company; provided that such Liens were in existence prior to and not incurred in contemplation of such Person becoming a Subsidiary of the Company;

(2)	Liens on the Voting Stock of any Covered Subsidiary in favor of the Company or any Subsidiary of the Company, including, without limitation, Liens securing Indebtedness for Borrowed Money between or among the Company and any Subsidiary of the Company; and

(3)	any extension, renewal or replacement (and successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in clause (1) above; provided that (a) such extension, renewal or replacement Lien is limited to the same Voting Stock that secured the original Lien and (b) the principal amount of the Indebtedness secured by the new Lien is not greater than the principal amount of any Indebtedness secured by the Lien that is extended, renewed or replaced, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs, payable in connection with any such extension, renewal or replacement.

(b) Liens on Voting Stock securing the 2023 Notes as a result of this Section 4.09 shall be released upon the release of any such Lien securing the Indebtedness for Borrowed Money which resulted in the 2023 Notes being so secured.”

ARTICLE FIVE

Miscellaneous Provisions

5.01 The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

5.02 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

5.03 THIS SUPPLEMENTAL INDENTURE IS, AND ANY 2023 NOTES WILL BE, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

5.04 If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

5.05 In case any provision in this Supplemental Indenture or the 2023 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.06 The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

*        *        *         *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

FIRST AMERICAN FINANCIAL CORPORATION

By:	/s/ Max O. Valdes
Name:	Max O. Valdes
Title:	Executive Vice President,
Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jack Ellerin
Name:	Jack Ellerin
Title:	Vice President

Exhibit A

CUSIP/ISIN

4.30% Senior Notes due 2023

No.	$

FIRST AMERICAN FINANCIAL CORPORATION

promises to pay to Cede & Co., or registered assigns,

the principal sum of            DOLLARS on February 1, 2023.

Interest Payment Dates: February 1 and August 1

Record Dates: January 15 and July 15

Dated:            , 20

First American Financial Corporation

By:
Name:
Title:

This is one of the Securities referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

4.30% Senior Notes due 2023

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. First American Financial Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 4.30% per annum from            , 20     until maturity. The Company will pay interest semiannually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be            , 20    . Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Securities to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Registered Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Securities under an Indenture dated as of January 24, 2013 (as supplemented by the First Supplemental Indenture dated as of January 29, 2013, the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) The Company may redeem the Securities, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities then outstanding to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of the interest accrued to the date of redemption) computed by discounting such payments to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of 37.5 basis points plus the Adjusted Treasury Rate on the third Business Day prior to the redemption date, as calculated by an Independent Investment Banker, plus, in each case, unpaid interest that has accrued to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Securities or portions thereof called for redemption.

(c) Any redemption pursuant to Article 3 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.05 of the Indenture.

(6) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date (except that a redemption notice may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture) to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed.

(7) DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The

Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(8) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

(9) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Securities may be amended, supplemented or waived with the consent of the Holders of a majority in aggregate principal amount of the Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Without the consent of any Holder of a Security, the Indenture or the Securities may be amended, supplemented or waived (i) to cure any ambiguity, omission, defect or inconsistency that does not materially adversely affect the interests of Holders of the Securities of such series, (ii) to provide for the assumption by a successor to the obligations of the Company under the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to provide for the issuance of, or establish the form or terms of, additional Securities in accordance with the Indenture, (v) to add guarantors or co-obligors with respect to the Securities, (vi) to secure the Securities, (vii) to change or eliminate any of the provisions of the Indenture, but only if the change or elimination becomes effective when there are no outstanding Securities of any series, or related coupon, which are entitled to the benefit of such provision and as to which such modification would apply, (viii) to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts by more than one trustee, (ix) to conform the text of the Indenture or the Securities to any provision of a description of the Securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular pursuant to which the Securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the Securities, (x) to add to the covenants of the Company or Events of Default for the benefit of the Holders of the Securities or surrender any right or power conferred upon the Company, (xi) to effect any provision of this Indenture, (xii) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or (xiii) to make other provisions that do not adversely affect the rights of any Holder of outstanding Securities.

(10) DEFAULTS AND REMEDIES. Events of Default include: (i) default in payment when due of any principal of, or premium, if any, on the Securities, whether at maturity, upon any redemption or otherwise; (ii) a default for 30 days in payment when due of interest on the Securities; (iii) a default for 60 days after written notice from the Trustee or Holders of at least 25% in principal amount of the outstanding Securities in the compliance with any other covenant in the Indenture or the Securities; (iv) a default under any instrument evidencing Indebtedness for Borrowed Money of the Company which default is caused by a failure to pay principal when due at final (and not any interim) maturity of such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness or results in the acceleration of such Indebtedness prior to its stated maturity (without such acceleration having been rescinded, annulled or otherwise cured, or such Indebtedness having been paid in full, or there having been deposited into trust a sum of money sufficient to pay in full such Indebtedness, within 30 days after receipt of written notice of such default or breach to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities); and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $100.0 million or more; and (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default of the type specified in clause (v) above with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any) if it in good faith determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may, on behalf of the Holders of all of the Securities, waive an existing Default or Event of Default and its consequences under the Indenture except a Default or Event of Default in the payment of principal of, premium or interest, if any, on the Securities or in respect or a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(11) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(12) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or equityholder of the Company or any of its Subsidiaries will have any liability for any obligations of the Company under any of the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

(13) AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(14) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(15) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(16) GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

First American Financial Corporation

1 First American Way

Santa Ana, CA 92707-5913

Attention: Investor Relations

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGISTERED GLOBAL SECURITY

The following exchanges of a part of this Registered Global Security for an interest in another Registered Global Security or for an Unregistered Security, or exchanges of a part of another Registered Global Security or Unregistered Security for an interest in this Registered Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Registered Global Security	Amount of increase in Principal Amount of this Registered Global Security	Principal Amount of this Registered Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian